EXHIBIT 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:12 AM 11/22/2005
FILED 10:12 AM 11/22/2005
SRV 050950421 - 2470516 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

THE HANOVER INSURANCE GROUP, INC.

WITH AND INTO

ALLMERICA FINANCIAL CORPORATION

Pursuant to Section 253 of the

General Corporation of Law of the State of Delaware

Allmerica Financial Corporation, a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of The Hanover Insurance Group, Inc., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

THlRD: The Board of Directors of the Company, by the following resolutions duly adopted on October 18, 2005, determined to merge the Company with the Subsidiary with the Company being the surviving corporation, pursuant to Section 253 of the DGCL:

RESOLVED, that, pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Company merge (the “Merger”) with the Subsidiary with the Company being the surviving corporation of such Merger; that the effective time of the Merger shall be upon the filing of the Certificate of Ownership and Merger of the Subsidiary with and into the Company with the office of the Secretary of the State of the State of Delaware (or such subsequent time as may be specified therein) (the “Effective Time”); that it is the best interests of the Company to enter into the Merger; and that at the Effective Time, (i) the Company shall assume all of the Subsidiary’s liabilities and obligations, (ii) the identity, existence, rights, privileges, powers, franchises properties and assets of the Company shall continue unaffected and unimpaired by the Merger, and (iii) the identity and separate existence of the Subsidiary shall cease, and that all of the rights, privileges, powers, franchises, properties and assets of the Subsidiary shall be vested in the Company.

RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Company.

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Company shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger.

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof.

RESOLVED, that, at the Effective Time, Article I of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

1. Name. The name of this corporation is THE HANOVER INSURANCE GROUP, INC.

RESOLVED, that each officer of the Company is authorized (i) to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof, and, in the discretion of such officer, specifying therein an Effective Time subsequent to the filing thereof and (ii) to file the same in the office of the Secretary of State of the State of Delaware.

RESOLVED, that in connection with changing the Company’s name, each officer of the Company is authorized, in the name and on behalf of the Company, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable.

RESOLVED, that in order for the Company to comply with all applicable regulations and requirements of federal, state and local governmental agencies and exchanges, each officer of the Company is authorized, in the name and on behalf of the Company, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies, including without limitation the insurance commissioner of any state, as may, in his or her judgment, be required or advisable in connection with the Merger or the Company’s name change.

RESOLVED, that if any federal, state or local governmental agency or exchange, including the insurance commissioner of any state, or any other entity, requires a prescribed form of resolution or resolutions to be adopted by the Board of Directors of the Company in connection with the change of the Company’s name, each such resolution shall be deemed to have been adopted hereby; and that each officer of the Company is hereby authorized to certify the adoption of all such resolutions as though such resolutions were set forth herein, all such resolutions to be inserted in the minute book of this Company following these resolutions.

RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be required or desirable to, change the name in which the Company is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Company’s name.

RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be required or desirable to, use any alternate name, fictitious name, assumed name or other name in such jurisdictions as the Company is qualified, if such officer determines, in his or her judgment, it is required or desirable for the Company to use an alternate name, fictitious name, assumed name or other name.

RESOLVED, that, effective immediately following the Effective Time, the By-laws of the Company shall be amended by deleting the name “ALLMERICA FINANCIAL CORPORATION” from the heading thereof and substituting therefore the name “THE HANOVER INSURANCE GROUP, INC.”

RESOLVED, that each officer of the Company is hereby authorized, in the name and on behalf of the Company, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary desirable, with the New York Stock Exchange and if such officer determines it is required or advisable, any other exchanges on which the Company has listed securities, to reflect the change in the Company’s name and the change of the Company’s ticker symbol, from “AFC” to “THG”; and

RESOLVED, that each officer of the Company is hereby authorized to determine the form of the new stock certificate of the Company, which, effective immediately after the Effective Time, shall be the form of stock certificate of the Company.

RESOLVED, that each officer of the Company is hereby authorized to determine the form of the new corporate seal of the Company, which, effective immediately after the Effective Time, shall be the corporate seal of the Company.

RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Company in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.

RESOLVED, that each officer of the Company is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate, in his or her judgement, to be done, signed sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.

FOURTH: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be “The Hanover Insurance Group, Inc.”

FIFTH: The Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that the heading thereof shall be amended by deleting the name “ALLMERICA FINANCIAL CORPORATION” and substituting therefor the name “THE HANOVER INSURANCE GROUP, INC.” and Article I thereof shall be amended to read in its entirety as follows:

1. The name of the corporation is THE HANOVER INSURANCE GROUP, INC.

SIXTH: This Certificate of Ownership and Merger, and the Merger provided for herein, shall not become effective until, and shall become effective at 12:01 am. on December 1, 2005.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 18th day of November, 2005.

ALLMERICA FINANCIAL CORPORATION

By:	/s/ J. Kendall Huber
Name:	J. Kendall Huber
Title:	Senior Vice President - General Counsel

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ALLMERICA FINANCIAL CORPORATION

Allmerica Financial Corporation, a corporation organized under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent, resolved that Article 4 of the corporation’s Certificate of Incorporation be amended to read in its entirety as follows:

“4. Capital Stock. The total number of shares of capital stock that this corporation shall have authority to issue is 320,000,000 shares which shall be divided into 300,000,000 shares of Common Stock, each of which shall have a par value of $.01 per share (the “Common Stock”) and 20,000,000 shares of preferred stock, each of which shall have a par value of $.01 per share (the “Preferred Stock”). The board of directors is authorized to issue the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have such voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors and stated and expressed in a resolution or resolutions thereof providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.”

SECOND: That the said amendment has been consented to and authorized by the sole holder of all the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by John F. O’Brien, its President, and attested by Richard J. Baker, its Secretary, this 23rd day of February, 1995.

John F. O’Brien
President

ATTEST:

Richard J. Baker
Secretary

CERTIFICATE OF INCORPORATION

of

ALLMERICA FINANCIAL CORPORATION

1. Name. The name of this corporation is ALLMERICA FINANCIAL CORPORATION.

2. Registered Office. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3. Purpose. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Capital Stock. The total number of shares of capital stock that this corporation shall have authority to issue is 220,000,000 shares which shall be divided into 200,000,000 shares of Common Stock, each of which shall have a par value of $.01 per share (the “Common Stock”) and 20,000,000 shares of preferred stock, each of which shall have a par value of $.01 per share (the “Prefered Stock”). The board of directors is authorized to issue the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have such voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors and stated and expressed in a resolution or resolutions thereof providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any class or series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.

5. Registered Owner of Shares. The corporation shall be entitled to treat the person in whose name any share of its capital stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

6. Name and Address of Incorporator. The name and mailing address of the incorporator is: Michael A. O’Hara, Ropes & Gray, One International Place, Boston, Massachusetts 02110.

7. Changes in Authorized Stock. Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote.

8. Election of Directors. The election of directors need not be by ballot unless the by-laws shall so require.

9. By-laws. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors as provided by law, this Certificate of Incorporation and the By-laws of this corporation.

10. Actions by the Directors. In determining what he reasonably believes to be in the best interests of the corporation in the performance of his duties as a director, a director may consider, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the corporation’s assets and otherwise, such factors as the Board of Directors determines to be relevant, including without limitation:

(a) the interests of the policyholders of the corporation’s subsidiaries;

(b) the long-term and short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation;

(c) whether the proposed transaction might violate federal or state laws;

(d) if applicable, not only the consideration being offered in a proposed transaction, in relation to the then current market price for the outstanding capital stock of the corporation, but also to the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities or other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the corporation’s financial condition and future prospects, and

(e) the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the state, region and nation, and community and societal considerations.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

11. Provisions to By-laws. The Board of Directors of the corporation is authorized from time to time to enact by resolution, without additional authorization by the stockholders of the corporation, By-laws of the corporation, in such form and with such additional terms as the Board of Directors may determine, with respect to the matters or corporate proceedings set forth below:

(a) Regulation of the procedure for submitting nominations of persons to be elected directors, which shall be made only at a meeting of stockholders, including requirements that nominations of persons to be elected directors, other than nominations submitted on behalf of the incumbent Board of Directors, be (i) accompanied by a petition in support of such nominations signed by at least that number of holders of record of that percentage of shares of capital stock of the corporation entitled to vote in the election of directors as are specified in such By-law (but a number of record holders not greater than 100 and a percentage of such shares not greater than 1%) and (ii) submitted to the clerk or other designated officer or agent of the corporation at least that number of days before the meeting of the stockholders at which such election is to be held as is specified in such By-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by this paragraph 11 or any By-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and the defective nomination shall be disregarded.

(b) Regulation of business to be conducted at meetings of stockholders, including requirements that only such business shall be conducted and only such proposals shall be acted upon as are directed by the Board of Directors or as are made by a stockholder who has submitted notice thereof to the clerk or other designated officer or agent of the corporation at least that number of days before the meeting of stockholders at which such proposal is to be made as is specified in such By-law (but not more than sixty days before such meeting) setting forth such proposal, the reasons therefor, the identity of the stockholder or stockholders making such proposal, the number of shares of capital stock which are beneficially owned by them and any financial interest of such stockholders in such proposal as specified in such By-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that proposed business or a proposal was not made in accordance with the provisions prescribed by this paragraph 11 or any By-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and any such business shall not be transacted or any such proposal shall be disregarded.

(c) Regulation of the order of business and conduct of stockholder meetings and the authority of the presiding officer and of the attendance at annual or special meetings of the stockholders of the corporation, including the limitation of attendance through a ticket procedure pursuant to which persons who wish to attend such meetings would be required to provide written notice to the clerk or other designated officer or agent of the corporation at least that number of days prior to the date of such meeting specified in such By-law (but not more than thirty days before such meeting) of their intent to attend in person, and the clerk or other designated officer or agent of the corporation would issue a single admission ticket to each holder of shares of the stock of the corporation entitled to vote at such meeting and to such other persons as the Board of Directors may direct, and admission to such meeting would be limited to holders of such tickets and officers and directors of, counsel to, and the auditors of, the corporation and, to the extent authorized by the Board of Directors, the presiding officer at such meeting, employees or other agents of the corporation. Application of any such By-law, if adopted, in any particular case would be permitted to be waived by the presiding officer at such meeting.

In the event that any such By-law is adopted pursuant to this paragraph 11, such By-law may only be amended or repealed upon the affirmative vote of two thirds of the total number of votes then outstanding represented by shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of the stockholders, but only if notice of the proposed amendment or repeal was contained in the notice of such meeting.

12. Classification of Board of Directors.

(a) The directors of the corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the corporation, one class (“Class I”) whose term expires at the 1995 annual meeting of stockholders, another class (“Class II”) whose term expires at the 1996 annual meeting of stockholders, and another class (“Class III”) whose term expires at the 1997 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the date of which shall be fixed by or pursuant to the By-laws of the corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

(b) Subject to the rights of the holders of shares of any class or series of Preferred Stock, any director or directors may be removed from office at any time, but only for cause and only by either the affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting, or the affirmative vote of two-thirds of the directors then in office. Any vacancy in the Board of Directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall be elected and qualified or until such director’s earlier death, resignation or removal. For purposes of this subparagraph (b), “cause” shall mean the (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty, (4)

commission of an action involving moral turpitude, or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation.

(c) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

13. Director Liability. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 13 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

14. Indemnification. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 14 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 14 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

15. Books and Records. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

16. Actions by Consent. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of the stockholders and may not be taken by written consent.

17. Amendments. The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section 17; provided, however, that any amendment or repeal of Section 13 or Section 14 of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the corporation), the affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of paragraphs 9, 10, 11, 12 or 17 of this Certificate of Incorporation.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 11th day of January, 1995.

/s/ Micheal A. O’Hara
Micheal A. O’Hara
Incorporator